Exhibit 10.4
Swap A

CLASS A-3B SWAP TRANSACTION CONFIRMATION

Date:	September 28, 2007

To:
Hyundai Auto Receivables Trust 2007-A (“Party B”)
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

From:	HSBC Bank USA, National Association (“Party A”) 452 Fifth Avenue New York, NY 10018 Attention: Legal Department Telephone No.: 212-525-8119 Facsimile No.: 212-525-6121

Ref. No.	486842HN

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc, and (ii) the Sale and Servicing Agreement dated as of September 28, 2007 (the “Sale and Servicing Agreement”) between Party B, Hyundai ABS Funding Corporation, Hyundai Motor Finance Company and Citibank, N.A. as Indenture Trustee, relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:
For the Initial Calculation Period, the Notional Amount shall be equal to USD $71,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate note balance of the Class A-3b Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate note balance of the Class A-3b Notes will be determined using the Servicer’s Certificate issued pursuant to the Sale and Servicing Agreement on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the note balance of the Class A-3b Notes reflected in such Servicer’s Certificate).

Initial Calculation Period:	September 28, 2007 to but excluding October 15, 2007.

Term:

Trade Date: Effective Date:	September 19, 2007 September 28, 2007

Termination Date:	The earlier of (i) July 15, 2010 and (ii) the date on which the note balance of the Class A-3b Notes is reduced to zero.

Business Day:	New York, Delaware, California

Business Day Convention:	Following

Fixed Amounts:

Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the 15th of each month, commencing October 15, 2007, through and including the Termination Date subject to adjustment in accordance with the Business Day Convention.

Payment Dates:	Monthly on the 15th of each month, commencing October 15, 2007, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	4.861%

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the 15th of each month, commencing October 15, 2007, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Payment Dates:	Monthly on the 15th of each month, commencing October 15, 2007, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	Plus 0.40%

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As specified in the Agreement

Payments to Party A:	HSBC Bank USA, National Association ABA # 021-001-088 For Credit to Department 299 A/C: 000-04929-8 HSBC Derivative Products Group

Payments to Party B:	Citibank NA ABA# 021-000-089 Acct Nam: Structured Finance Incoming Wire Acct.#: 3617-2242 Ref: HART 2007-A Coll Acct./ 106980

4. Documentation

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of September 28, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Dennis J. Nevins
Name: Dennis J. Nevins
Title: Officer ID # 15157

By:	/s/ Tiffany Moncrieffe
Name: Tiffany Moncrieffe
Title: Officer ID # 15343

Accepted and confirmed as of the date first above written:

HYUNDAI AUTO RECEIVABLES TRUST 2007-A

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

2007-A Class A-3b Trust Swap Confirmation

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